EXHIBIT 23.8

                       CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement on Form S-8, dated June 13, 1994 of Shawmut National Corporation pertaining to the Secondary Stock Option and Restricted Stock Award Plan of our report dated January 27, 1994 on our audit of the consolidated financial statements of Gateway Financial Corporation as of and for the year ended December 31, 1993 which report is included in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

                                             /s/ Coopers & Lybrand

          Hartford, Connecticut
          June 8, 1994